UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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DYNTEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNTEK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2006

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of DYNTEK, INC., a Delaware corporation. The meeting will be held on Tuesday, December 14, 2006 at 10:00 a.m., local time, at DynTek’s offices located at 19700 Fairchild Road, Suite 350, Irvine, California 92612 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.                To elect three directors for terms expiring at our 2007 Annual Meeting of Stockholders;

2.                To ratify the appointment of Marcum & Kliegman LLP as our independent accountants for the fiscal year ending June 30, 2007;

3.                To approve our 2006 Nonqualified Stock Option Plan;

4.                To authorize the Board to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of 1-for-20; and

5.                To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

Only our stockholders of record at the close of business on October 24, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS
/s/ CASPER W. ZUBLIN, JR.
Casper W. Zublin, Jr.
Chief Executive Officer
Irvine, California
October 27, 2006

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DYNTEK, INC.

PROXY STATEMENT FOR THE 2006
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 14, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

The enclosed Proxy is solicited on behalf of the Board of Directors of DynTek, Inc. (“DynTek”), for use at the Annual Meeting of Stockholders to be held Tuesday, December 14, 2006 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our offices located at 19700 Fairchild Road, Suite 350, Irvine, California 92612. The telephone number at that location is (949) 271 6700.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 2006, including financial statements, were first mailed on or about November 1, 2006 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

The record date for determining those stockholders entitled to notice of, and to vote at, our Annual Meeting has been fixed as the close of business on October 24, 2006 (the “Record Date”). As of the Record Date, approximately 56,054,526 shares of our common stock, par value $0.0001 per share, were issued and outstanding, and no shares of our preferred stock, par value $0.0001 per share, were outstanding. As of the Record Date, there were approximately 189 holders of record of our common stock, and we estimate that there were approximately 6,000 stockholders of our common stock held in street name.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612 in writing prior to or at the meeting or by attending the meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting who will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Abstentions

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•       abstention shares are present and entitled to vote for purposes of establishing a quorum;

•       abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no affect on the outcome; and

•       abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. Thus, when no voting instructions are received and a broker lacks the discretion to vote on his or her clients’ behalf, brokers are generally required to return the proxy card (or a substitute) marked with an indication that the broker lacks voting power over that particular proposal. This type of response is known as a “broker non-vote.”  We will treat broker non-votes as follows:

•       broker non-votes are deemed present and entitled to vote for purposes of establishing a quorum;

•       broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal.

•       broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR:

(1)   The election of the nominated directors;

(2)   The confirmation of the appointment of the designated independent auditors;

(3)   The approval of our 2006 Nonqualified Stock Option Plan; and

(4)   The authorization of the Board to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of 1-for-20.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. We did not receive any such notices from our stockholders for matters to be considered at the Annual Meeting. Any stockholder desiring to submit a proposal for action at our next annual meeting of stockholders to be held in 2006 and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than July 2, 2007 in order to be considered for inclusion in our proxy statement relating to that meeting.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of September 30, 2006, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Approximate Percent Owned(2)*
DIRECTORS AND NAMED EXECUTIVE OFFICERS
J. Michael Gullard(3)	1,297,647	2.3%
Wade Stevenson(4)	16,225	*
Alan B. Howe(5)	1,117,647	2.0%
Casper Zublin, Jr.(6)	4,739,112	8.4%
Mark E. Ashdown	—	*
All Executive Officers and Directors as a group (5 persons)(7)	7,170,631	12.3%
5% STOCKHOLDERS
Lloyd I. Miller III(8) 4650 Gordon Drive Naples, FL 33940	62,321,743	56.1%
Richard Smithline(9) 350 Madison Avenue New York, NY 10017	2,445,359	4.3%
Bryant R. Riley(10) 11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025	12,071,569	19.7%
Glen Ackerman 17 Cervantes Newport Beach, CA 92660	4,469,694	8.0%

*                    Less than 1%

(1)          Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o DynTek, Inc., 19700 Fairchild Road, Suite 350, Irvine, California 92612.

(2)          This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 56,054,526 shares of Common Stock outstanding as of September 30, 2006. In computing the number of shares beneficially owned by a person and the percentage ownership of that person shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of September 30, 2006, are deemed outstanding. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(3)          Includes 10,000 shares of common stock issuable upon the exercise of an option at $2.50 per share and 1,100,000 shares of common stock issuable upon the exercise of options at $0.17 per share.

(4)          Consists of options to purchase 16,225 shares of common stock at exercise prices between $5.80 and $20.40 per share.

(5)          Includes 1,000,000 shares of common stock issuable upon the exercise of an option at $0.17 per share. Mr. Howe is designated to our Board of Directors by Mr. Miller pursuant to his contractual right.

(6)          Consists of (i) 169,418 shares acquired in connection with the sale of ITI to DynTek; (ii) 100,000 shares of common stock issuable upon exercises of options at $3.00 per share; and (iii) 4,469,694 shares acquired by The C.W. Zublin, Jr. Trust pursuant to that certain Conversion and Settlement Agreement dated March 8, 2006. Mr. Zublin, Jr. may be deemed to have shared voting and dispositive power for all such shares held of record by The C.W. Zublin, Jr. Trust.

(7)          Includes 2,126,225 shares subject to options exercisable within 60 days after September 30, 2006.

(8)          Based on a Schedule 13D/A filed with the SEC on October 14, 2006. Comprised of (i) 35,463,048 shares beneficially owned of record by Lloyd I. Miller Trust A-4 (which total includes a warrant to purchase 48,077 shares, and 35,000,000 shares that can be acquired upon the conversion of the Junior Secured Convertible Promissory Notes (provided, however, that if we elect to pay the interest under the Junior Notes in kind for the first three years rather than in cash, the aggregate number of shares issuable upon conversion of the Junior Notes will be 51,408,315)); (ii) 298,104 shares beneficially owned of record by Milfam II L.P. (which total includes a warrant to purchase 48,076 shares); and (iii) 26,560,591 shares beneficially owned of record by Mr. Miller directly (which total includes (A) a warrant to purchase 50,000 shares, (B) a warrant to purchase 15.81% of the total number of shares outstanding on the date of exercise calculated on a fully-diluted basis, which would equal 19,987,304 shares if such warrant were exercised as of September 30, 2006, and (C) 6,523,287 shares of common stock issued pursuant to the terms of that certain Conversion and Settlement Agreement dated March 8, 2006 converting a promissory note at a conversion rate of $0.20). Mr. Miller may be deemed to have shared voting and dispositive power for all such shares held of record by Lloyd I. Miller Trust A-4. Mr. Miller may be deemed to have sole voting power for all such shares held of record by Milfam II L.P.

(9)          Based on a Schedule 13G/A filed with the SEC on July 31, 2006. Comprised of 2,139,788 shares of common stock held by CAMOFI Master LDC (“CAMOFI”), of which Mr. Smithline is a director; and 305,571 shares of Common Stock underlying warrants held by CAMOFI.

(10) Comprised of (i) 279,550 shares owned by SACC Partners LP; (ii) 48,076 shares owned by B.Riley & Co., Inc.; (iii) a warrant to purchase 50,000 shares issuable upon the exercise of a warrant held by SACC Partners LP; (iv) a warrant held by SACC Partners LP to purchase 4.09% of the total number of shares outstanding on the date of exercise (calculated on a fully-diluted basis), which would equal 5,170,656 shares if such warrant were exercised as of September 30, 2006; and (v) 6,523,287 shares of common stock issued pursuant to the terms of that certain Conversion and Settlement Agreement dated March 8, 2006 converting a promissory note at a conversion rate of $0.20. Mr. Riley has sole power to vote and dispose or direct the disposition of all shares held of record by SACC Partners LP and B. Riley & Co., Inc.

Change in Control

On March 8, 2006, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with SACC Partners, L.P. and Lloyd I. Miller, III (the “Senior Lenders”), pursuant to which we issued Senior Secured Notes in the aggregate principal amount of $6.7 million (the “Senior Notes”). Under the Note Purchase Agreement, we also issued a Junior Secured Convertible Note to Trust A-4—Lloyd I. Miller (the “Junior Lender” and together with the Senior Lenders, the “Lenders”) in the aggregate principal amount of $3.0 million (the “Junior Note”). On June 15 and September 26, 2006, respectively, we amended the Note Purchase Agreement to effect the issuance of an additional aggregate initial principal amount of $4.0 million in junior secured convertible debt, on the same terms and conditions as the Junior Note (together with the Junior Note, the “Junior Notes”). The interest rate for the Junior Notes is 10%

per annum if paid in cash, or 14% per annum if paid in kind, which is at our election for the first three years. Principal will be payable at the maturity date of March 1, 2011 and interest has been payable quarterly in arrears since June 30, 2006, subject to our discretion to choose the payment in kind option, in which case interest has or will be, as applicable, added to the principal amount of the Junior Notes during the period that we continue such election. The Junior Notes may be converted into shares of our common stock at any time at the election of the holder at a conversion price of $0.20 per share. Thus, the Junior Notes issued to the Junior Lender are convertible into 51,408,315 shares of our common stock, assuming that interest thereon is paid in kind for the first three years.

In connection with the issuance of the Senior Notes, on March 8, 2006, Mr. Miller was issued a warrant that is exercisable into an aggregate of 15.81% of our outstanding common stock at the time of its exercise, calculated on a fully-diluted basis, which would equal 19,987,304 shares if such warrant were exercised as of September 30, 2006. Also on March 8, 2006, Mr. Miller agreed to the conversion of $1,304,657 outstanding under a promissory note previously issued to Mr. Miller into 6,523,287 shares of common stock.

Thus, Mr. Miller may be deemed to beneficially own a total of 62,321,743 shares of our common stock, or 56.1%, as of September 30, 2006, including shares issuable upon exercise of warrants and conversion of convertible notes held by Mr. Miller and his affiliates. The foregoing does not take into account the exercise or conversion of other outstanding convertible or exercisable securities of the Company, which would have the effect of reducing the percentage beneficial ownership of Mr. Miller. Because of his high percentage of beneficial ownership, Mr. Miller may be able to control matters requiring the vote of stockholders, including the election of our board of directors and certain other significant corporate actions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by Securities Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms submitted to us during the year ended June 30, 2006, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with, except for a Form 3 that was late filed by Alan B. Howe, a director, on March 20, 2006, and a Form 4 that was filed late by J. Michael Gullard, a director, on July 31, 2006.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

Pursuant to our certificate of incorporation, as amended, and bylaws, as amended, the total number of directors is determined by the Board of Directors, and currently consists of three persons.  In October 2005 and March 2006, respectively, J. Michael Gullard and Alan B. Howe were appointed to the Board of Directors to fill vacancies.

In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve. All nominees for director presently are members of our Board of Directors, whose terms expire at our next Annual Meeting of Stockholders.

The name of the nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below.

Name	Age	Principal Occupation	Director Since
Nominees for Directors
Casper Zublin, Jr.	44

Mr. Zublin was appointed Chief Executive Officer in May 2005 and was appointed to the Board of Directors in October 2005. He joined DynTek in October 2004 as Chief Operating Officer. Previously, he served as President and CEO of Integration Technologies, Inc., which was acquired by DynTek in October 2004. From 1998 to 2000, he was President and CEO of AnySite Technologies, a business intelligence software development company, which was acquired first by Thompson Associates in April 2000, and later acquired by MapInfo Corporation in 2002. From April 2000 to March 2002, he served as President of AnySite and Executive Vice President of Thompson Associates, Inc. Mr. Zublin previously served as President of Staffing, Inc., a national staffing services firm. In senior leadership roles for several high-growth technology companies, Mr. Zublin has been a four-time winner of the Inc. 500 award, which recognizes America’s fastest-growing private companies. He is the Chairman of Talk About Curing Autism. He earned a B.A from Principia College, and an M.B.A. from the University of Chicago.

			2005

J. Michael Gullard	61

Mr. Gullard has been a director since June 2005 and was appointed Chairman of the Board of Directors in October 2005. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. He currently serves as a director of JDA Software, Inc., Celeritek, Inc., and Alliance Semiconductor Corporation, each publicly-held companies, and as the Chairman of Mainsoft, Inc., a privately-held company. From 1992 to 2004, he served as Chairman of NetSolve, Incorporated, a publicly-held corporation that provides IT infrastructure management services on an outsourced basis. From 1996 to 2004, Mr. Gullard also served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly-held corporation that specializes in change management software tools. Previously, Mr. Gullard held a variety of senior financial and operational management positions at Intel Corporation. Mr. Gullard holds a B.A. degree in Economics from Stanford University, and an M.B.A. from Stanford’s Graduate School of Business.

		2005
Alan B. Howe	45

Mr. Howe was elected to the Board of Directors in March 2006. Mr. Howe has extensive operational expertise combined with corporate finance and business development experience. Since May 2005, he has served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc. From 2001 to 2005, Mr. Howe was a principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Previously, Mr. Howe was Chief Financial Officer and Vice President of Corporate Development of Teletrac, Inc. for six years from 1995 to 2001, raising approximately $200 million in public high yield debt, private equity and bank financing. Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development from 1994 to 1995 and one of the initial team members that helped start Sprint PCS. Mr. Howe is a member of the Board of Directors of Alliance Semiconductor Corporation, and Crossroads Systems, Inc. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business with a specialty in finance. Mr. Howe is the designated representative of Mr. Lloyd I. Miller, III.

		2006

There are no family relationships among any of our directors or executive officers.

Vote Required

The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of the shares of common stock entitled to vote.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the election of the nominees set forth herein.

Director Independence

The Board is comprised of a majority of independent directors. The Board of Directors has determined that each of Messrs. Gullard and Howe are independent directors, as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers (“NASD”). Although DynTek is not currently subject to the listing standards of the NASD, the Board applies the standards of the NASD with respect to the structure of the Board and its committees, provided, however, that DynTek’s Audit Committee is comprised of only two members, both of whom are independent, and provided further that DynTek does not have a standing nominating committee as discussed herein.

In determining independence, each year the Board considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Among other factors considered by the Board, the Board has determined that none of Messrs. Gullard or Howe is a director who:

•       is, or during the past three years was, employed by DynTek or by any subsidiary of DynTek;

•       accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a “Family Member”) who accepted, any payments from DynTek or any subsidiary of DynTek in excess of $60,000 during any period of twelve consecutive months within the three years preceding the date you complete this questionnaire, other than compensation for service on the Board or any Board committee;

•       is a Family Member of an individual who is, or during the past three years was, employed by DynTek or by any subsidiary of DynTek as an executive officer;

•       is a partner in, or a controlling stockholder or an executive officer of, any organization to which DynTek made, or from which DynTek received, payments for property or services that exceeded 5% of the recipient’s consolidated gross revenues, or $200,000, whichever is more, in fiscal 2006 or any of the past three fiscal years;

•       is employed, or who has a Family Member who is employed, as an executive officer of another entity where any of the executive officers of DynTek serve on the compensation committee of such other entity, at any time during the past three fiscal years; or

•       is, or has a Family Member who is, a partner of DynTek’s independent auditors, and worked on DynTek’s audit, at any time during any of the past three years.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and through activities of its committees.

Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. Two directors attended our last annual meeting of stockholders held on December 13, 2005.

Our Board of Directors met 19 times (not including actions by written consent) during the fiscal year ended June 30, 2006. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year.

Typically, the independent directors meet in executive sessions, without any members of management present, in conjunction with each regularly scheduled Board meeting. Executive sessions may also be held in conjunction with special meetings of the Board. The Board met in executive sessions 19 times during the fiscal year ended June 30, 2006.

The Board has an Audit Committee and a Compensation Committee. Each Committee is described as follows:

Name of Committees and Members	Functions of the Committees	Number of Meetings in Fiscal 2005
AUDIT COMMITTEE J. Michael Gullard (Chairman) Alan B. Howe	Among other things: • Oversees our internal accounting and financial reporting processes • Appoints, determines compensation for and oversees the work of the independent auditors • Approves the services performed by the independent auditors • Facilitates communication among independent auditors, management, internal auditors and the Board of Directors	4
COMPENSATION COMMITTEE Alan B. Howe (Chairman) J. Michael Gullard	Among other things: • Reviews and recommends the executive and director compensation policies • Administers the employee stock option and stock purchase plans	4

Audit Committee.   The Board amended and restated the charter of the Audit Committee in response to new requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the Securities and Exchange Commission (the “SEC”) and the NASD. A copy of the charter was filed with the Proxy Statement filed in connection with the 2004 annual meeting of stockholders. All of the members of the Audit Committee meet the higher independence standards applicable to members of the Audit Committee for the reason that:

(a)          each of them is an independent director pursuant to NASD listing standards, as stated above; and

(b)         none of them, except in his capacity as a member of the Audit Committee, the Board of Directors or any other Board committee:

•       accepts any consulting, advisory or other compensatory fee from DynTek or any subsidiary of DynTek; or

•       is an affiliated person of DynTek or any subsidiary of DynTek.

Each member of the Audit Committee is able to read and understand financial statements, including our balance sheet, income statement and cash flow statement. In addition, our Board of Directors has determined that both Messrs. Gullard and Howe are “audit committee financial expert” as defined in Item 401(h) of SEC Regulation S-K.

Compensation Committee.   All of the members of the Compensation Committee currently meet the independence standards of Rule 4200(a)(15) of the NASD’s listing standards.

Director Nominations.   We do not have a standing nominating committee because it has been determined that since we only have three directors, a nominating committee is not necessary. Any discussions regarding a new director would be discussed with the entire Board of Directors. We believe that obtaining input form all directors in connection with Board nominations enhances the nomination process. Following any discussion with the entire Board of Directors, our independent directors, Messrs. Gullard and Howe would determine and vote as to whether the individual named will be nominated to the Board of Directors.

Factors considered by the Board in the selection of director nominees are experience in business, finance, technology, familiarity with our business and industry and, as applicable, specific expertise, including but not limited to such matters as business development and government contracts. The Board gives consideration to individuals identified by stockholders, management and members of the Board.

It is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Board of Directors. Stockholders who wish to submit a director candidate for consideration by the Board of Directors may do so by submitting a comprehensive written resume of the recommended nominee’s business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to Attention:  Secretary, c/o DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612. The foregoing policy is subject to our certificate of incorporation and our bylaws, each as amended, and applicable law. No director nominations by stockholders have been received as of the filing of this proxy statement.

In order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to:  Board of Directors, DynTek, Inc., 19700 Fairchild Road, Suite 230, Irvine, California 92612. Stockholders should identify in their communication the addressee, whether it is the Company’s Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to investor relations. Investor relations will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on the Company’s Board of Directors or if the communication is addressed generally to the Company’s Board of Directors to our Chairperson of the Board of Directors.

Compensation of Directors

On June 13, 2006, our Board of Directors revised the amount of compensation that we pay to our non-employee directors. Effective as of March 8, 2006, the date on which we completed our recapitalization transactions, non-employee directors receive an annual retainer of $20,000. This represents and increase of $15,000 per year. No additional fees are paid for meetings attended in person or telephonically. Previously, directors received $1,500 for meetings attended in person and $500 for meetings attended telephonically. Effective July 1, 2006, each non-employee director will receive an annual stock grant for the number of shares equal to $20,000 divided by the then current market price of our common stock and an option grant to purchase 1,000,000 shares of our common stock. Previously, non-employee directors received annual option grants for 10,000 shares of our common stock each. In addition, also effective July 1, 2006, the Chairman of the Board will receive an additional $65,000 annual retainer and an annual option grant to purchase 100,000 shares of our common stock. Mr. Gullard is currently Chairman of the Board. No additional fees will be paid to members of committees of the Board. Currently our Board of Directors includes two non-employee directors. The Board will reevaluate Board compensation periodically every six months to ensure its compensation is commensurate with Board activity and considers the number of non-employee directors sitting on the Board.

During the fiscal year ended June 30, 2006, our non-employee directors, Mr. Gullard and Mr. Howe, were entitled to receive cash compensation (excluding expense reimbursement) of $82,000 and $20,000, respectively, portions of which were paid after June 30, 2006.

Each director, whether or not employed by us, will be eligible to receive nonqualified stock options and shares of restricted stock pursuant to the terms of the 2005 Stock Incentive Plan and 2006 Nonqualified Stock Option Plan, respectively, or other similar plans that may be adopted by us in the future.

On June 29, 2006, DynTek and Mr. Gullard entered into a Settlement and Release Agreement pursuant to which we agreed to issue 70,000 shares of our common stock in full satisfaction of fees owed to Mr. Gullard for services rendered as a Board member in the amount of $14,000, resulting in a per share price of $0.20.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, no member of the Compensation Committee or executive officer of DynTek served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

RELATED PARTY TRANSACTIONS

In October 2004, we acquired Integration Technologies, Inc., a California corporation (“ITI”). The consideration payable to the shareholders of ITI included a cash payment due July 30, 2005. As of September 19, 2005, we had not paid certain shareholders of ITI their respective portions of this payment owed, which payments are referred to as the “Acquisition Payments.” One of these shareholders is the C.W. Zublin, Jr. Trust, the trustee of which is Casper Zublin, Jr., our current Chief Executive Officer and a director. As of such date, the balance outstanding of the Acquisition Payments was $2,574,736. To satisfy the Acquisition Payments, we issued to such ITI shareholders secured promissory notes, which are referred to as the “ITI Notes,” each bearing simple interest at a rate of 8.9% per annum in the aggregate principal amount of the Acquisition Payments.

On March 8, 2006, we entered into a Conversion and Settlement Agreement with the C.W. Zublin, Jr. Trust, pursuant to which the C.W. Zublin, Jr. Trust agreed to convert the outstanding indebtedness owed to it into shares of our common stock at a conversion rate of $0.20 per share, after giving effect to the reverse stock split. As a result of such conversion, the C.W. Zublin, Jr. Trust was issued 4,469,694 shares of common stock on June 6, 2006. The entry into the Conversion and Settlement Agreement effectuated a complete settlement on the outstanding indebtedness owed to the C.W. Zublin, Jr. Trust and provided a release of DynTek from any present or future liability with respect to such outstanding indebtedness.

On March 8, 2006, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with SACC Partners, L.P. and Lloyd I. Miller, III (the “Senior Lenders”), pursuant to which we issued Senior Secured Notes in the aggregate principal amount of $6.7 million (the “Senior Notes”). The interest rate for the Senior Notes is 8% per annum if paid in cash, or 11% per annum if paid in kind, which is at our election for the first three years. Principal will be amortized over three years and payable in monthly installments beginning March 31, 2009, with the balance payable on the maturity date of March 1, 2010, and interest will be payable quarterly in arrears beginning June 30, 2006, unless we choose the payment in kind option, in which case interest will be added to the principal amount of the Senior Notes during the period that we continue such election. As a condition to the purchase of Senior Notes, we issued warrants pro rata, according to each Senior Lender’s proportion of the aggregate principal amount of the Senior Notes, to purchase 19.9% of our outstanding common stock at the time of exercise, exercisable at $0.001 per share of common stock after giving effect to the reverse stock split, until December 31, 2016 (each a “Debt Financing Warrant” and collectively, the “Debt Financing Warrants”).

Under the Note Purchase Agreement, we also issued a Junior Secured Convertible Note to Trust A-4—Lloyd I. Miller (the “Junior Lender” and together with the Senior Lenders, the “Lenders”) in the aggregate principal amount of $3.0 million (the “Junior Note”). On June 15 and September 26, 2006, respectively, we amended the Note Purchase Agreement to effect the issuance of an additional aggregate initial principal amount of $4.0 million in junior secured convertible debt, on the same terms and conditions as the Junior Note (together with the Junior Note, the “Junior Notes”). The interest rate for the Junior Notes is 10% per annum if paid in cash, or 14% per annum if paid in kind, which is at our election for the first three years. Principal will be payable at the maturity date of March 1, 2011 and interest has been payable quarterly in arrears since June 30, 2006, subject to our discretion to choose the payment in kind option, in which case interest has or will be, as applicable, added to the principal amount of the Junior Notes during the period that we continue such election. The Junior Notes may be converted into shares of our common stock at any time at the election of the holder at a conversion price of $0.20 per share. Thus, the Junior Notes issued to the Junior Lender are convertible into 51,408,315 shares of our common stock, assuming that interest thereon is paid in kind for the first three years.

In connection with the new debt financing and private placement of equity described above, on March 8, 2006, we also entered into binding agreements with Mr. Miller and SACC Partners to convert, at a conversion rate of $0.20 per shares after giving effect to the reverse stock split, approximately $2,609,314 in outstanding debt into an aggregate of 13,046,575 shares of our common stock. Accordingly, on June 6, 2006, Mr. Miller and SACC Partners were issued 6,523,287 shares of our common stock, respectively.

Except as described above, there were no transactions in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest since the beginning of our fiscal year ending June 30, 2006, other than any compensation arrangements that are described under “Compensation of Directors” and “Executive Officer Compensation.”

OTHER EXECUTIVE OFFICERS

Wade Stevenson, 43, was appointed Regional Vice President of DynTek’s MidWest region and corporate VP of Business Development in November 2004. He has served as Vice President of Finance and an officer of DynTek since February 2001, and served as Director of Finance for Data Systems Network Corporation, which merged with DynTek in 2000, since 1998. From 1989 to 1998, Mr. Stevenson served as Regional Vice President of Finance and held several financial management positions for Waste Management, Inc., a Fortune 500 company. Mr. Stevenson is a Certified Public Accountant in the state of Michigan. He earned a B.S. degree in accounting from the University of North Carolina.

Executive Officer Compensation

The following table sets forth information for the years ended June 30, 2004, 2005 and 2006 regarding the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Salary Compensation (Cash and Non-Cash)			Long-Term Compensation Awards
					Securities Underlying	All Other Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)	Options (#)	($)*
Casper Zublin, Jr.(1)	2006	254,167	77,500	—	100,000	—
Chief Executive Officer and	2005	212,500	15,000	—	8,000	—
Chief Operating Officer	2004	—	—	—	—	—
Steven J. Ross(2)	2006	—	—	—	—	—
Chief Executive Officer and	2005	440,000	135,000	25,000	132,000	10,000
Chairman of the Board	2004	430,000	125,000	100,000	1,000	12,669
Robert I. Webber(3)	2006	191,667	65,000	77,000	100,000	12,212
President and Chief	2005	288,654	45,000	—	66,000	3,000
Financial Officer	2004	—	—	—	—	—
Mark E. Ashdown(4)	2006	134,917	5,000	—	—	—
Chief Financial Officer	2005	79,369	—	—	—	—
	2004	—	—	—	—	—
Wade Stevenson	2006	160,000	32,242	—	—	1,438
Vice President	2005	160,000	15,000	—	15,000	3,607
	2004	155,000	10,000	—	—	6,065

*                    Life insurance or medical benefits.

(1)          Mr. Zublin joined DynTek in October 2004 as Chief Operating Officer. In July 2005, he received a grant of 100,000 options in connection with his appointment to Chief Executive Officer. At that time his annual base salary was voluntarily reduced to $250,000.

(2)          Mr. Ross resigned as President, Chief Executive Officer and Chairman, as of June 30, 2005, and as director as of September 30, 2005. All previously-issued options awarded to Mr. Ross have been voluntarily cancelled. Mr. Ross received $75,000 in consideration for the early termination of the December 10, 2001 Employment Agreement in fiscal 2004. Additionally, Mr. Ross received $25,000 for his service on the Board of Directors in each of fiscal 2004 and 2005.

(3)          Mr. Webber joined DynTek at the end of July 2004 as Chief Financial Officer. In July 2005, he received a grant of 100,000 options in connection with his appointment to President. At that time his annual base salary was reduced to $250,000. In November 2004, Mr. Webber received an option to purchase an aggregate of 66,000 shares of our common stock. Mr. Webber resigned as President and Chief Financial Officer, as of March 31, 2006, and as director on March 8, 2006. All previously-issued options awarded to Mr. Webber have been voluntarily cancelled. Pursuant to the Separation and General Release Agreement entered into between DynTek and Mr. Webber, dated as of March 31, 2006, Mr. Webber received a single lump-sum payment of $60,000 and 250,000 shares of restricted common stock on his resignation date in consideration of past services rendered. Mr. Webber also received a cash payment of $17,000 for accrued vacation.

(4)          Mr. Ashdown was appointed Chief Financial Officer of DynTek in April 2006 following Mr. Webber’s resignation. Mr. Ashdown served as DynTek’s corporate controller since May 2005. Mr. Ashdown’s annualized salary for fiscal 2006 was $150,000.

Option Grants

Option Grants During Last Fiscal Year.   The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended June 30, 2006 to each of the executive officers named in the Summary Compensation Table above.

	Options Granted	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	(# of Shares)	Fiscal Year	($/Share)(1)	Date	5%($)	10%($)
Robert I. Webber(3)	100,000	43%	3.00	7/13/2010	188,668	478,123
Casper Zublin, Jr.	100,000	43%	3.00	7/13/2010	188,668	478,123
Wade Stevenson	—	—	—	—	—	—
Mark E. Ashdown	—	—	—	—	—	—

(1)          The per share exercise price of all options granted is the fair market value of DynTek’s Common Stock on the date of grant. Options have a term of 10 years and become exercisable in four equal annual installments commencing one year after the grant date.

(2)          In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of DynTek Common Stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, the realized value from these options will be zero.

(3)          In connection with his resignation as President and Chief Financial Officer in March 2006, Mr. Webber relinquished all options previously granted.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.   The following table sets forth the information with respect to stock option exercises during the year ended June 30, 2006, by the executive officers named in the Summary Compensation Table above, and the number and value of securities underlying unexercised options held by such executive officers at June 30, 2006.

Aggregate Option Exercises in Fiscal 2006 and Fiscal
Year-End Option Values

	Shares Acquired Upon	Value	Number of Securities Underlying Unexercised Options At June 30, 2006 (#)		Value of Unexercised In-the- Money Options at June 30, 2005 ($)(1)
Name	Exercise(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert I. Webber(2)	—	—	—	—	—	—
Casper Zublin, Jr.(3)	—	—	50,000	50,000	0	0
Wade Stevenson	—	—	16,225	15,000	0	0
Mark E. Ashdown	—	—	—	—	—	—

(1)          Closing price of our common stock at fiscal year-end minus the exercise price. The fair market value of our common stock at the close of business on June 30, 2006 as reported on the OTC Bulletin Board was $0.17 per share.

(2)          In connection with his resignation as President and Chief Financial Officer in March 2006, Mr. Webber relinquished all options previously granted.

(3)          80,000 options held by Mr. Zublin were cancelled on September 30, 2005.

Employment and Change in Control Agreements

On July 13, 2005, we entered into an Employment Agreement with Robert I. Webber in connection with Mr. Webber’s appointment as President and continued employment as Chief Financial Officer of DynTek. The Employment Agreement superceded that certain Employment Agreement entered into by and between DynTek and Mr. Webber dated August 1, 2004, the term of which expired on July 31, 2005. Incident to Mr. Webber’s resignation effective as of March 31, 2006 (the “Resignation Date”), DynTek and Mr. Webber entered into a Separation and General Release Agreement dated as of March 31, 2006 (the “Separation Agreement”). The Separation Agreement provides for the mutual termination of Mr. Webber’s Employment Agreement dated August 1, 2005 (the “Employment Agreement), continuing medical and insurance benefits for Mr. Webber and his currently insured dependents until the earlier of December 31, 2006 or such time as Mr. Webber’s medical and insurance benefits become fully effective at a subsequent employer, and a single lump-sum payment of $60,000 on the Resignation Date. In addition, on the Resignation Date, we issued to Mr. Webber 250,000 shares of our common stock.

On July 13, 2005, we entered into an employment agreement with Casper Zublin, Jr. in connection with Mr. Zublin’s appointment as our Chief Executive Officer. The employment agreement supercedes the employment agreement entered into by and between us and Mr. Zublin dated October 15, 2004, the term of which expired on June 30, 2005. The current employment agreement, which became effective on August 1, 2005, has an initial term of one year, which term is automatically renewed for successive additional one-year periods. Mr. Zublin is entitled to receive a base salary of $254,167, an annual bonus which is based upon the achievement of criteria and in amounts pursuant to a bonus plan to be established by the Compensation Committee, an option to purchase 100,000 shares of our Common Stock at $3.00 per share, vesting over two years in equal monthly installments, and participation in all of our sponsored benefit plans. In the event that Mr. Zublin’s employment is terminated without cause, he will be entitled to receive his base salary and medical and insurance benefits for 12 months, and all options granted to him would vest and become immediately exercisable. If Mr. Zublin’s employment is terminated by us within three months before or after a change in control, or if he resigns as the result of a material reduction in his duties or constructive termination following a change in control, in addition to the amounts otherwise payable, Mr. Zublin will be entitled to receive his base salary, plus annual bonus, and medical and other insurance benefits for a period of 24 months and all options granted to Mr. Zublin shall vest and become immediately exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the following Compensation Committee Report shall not be “soliciting material” or “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any such filing.

The Compensation Committee of the Board of Directors, comprising two non-employee directors, is responsible for the administration of our executive compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy.   Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•       Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•       Motivate executives to achieve optimum performance for us;

•       Align the financial interest of executives and stockholders through equity-based plans; and

•       Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program.   The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and the general policies relating to compensation and benefits of our employees. The Compensation Committee is also responsible for the administration of the 2005 Stock Incentive Plan (the “2005 Plan”) and 2006 Nonqualified Stock Option Plan (the “2006 Plan”), respectively. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1.     Base Salary.   In setting compensation levels for executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions at technology companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2.     Long-Term Incentives.   Our 2005 and 2006 Plans provides for the issuance of stock options to our officers, employees, directors and consultants to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2006 Compensation for the Chief Executive Officer.   In determining Mr. Zublin’s salary for fiscal 2006, the Compensation Committee considered competitive compensation data for chief executive officers and presidents of similar companies within the information technology industry, taking into account Mr. Zublin’s experience and knowledge, as well as the general position of DynTek at the time. In fiscal 2006, Mr. Zublin’s base salary was $254,167. Based on the achievement of corporate and business development goals in fiscal 2006, as well as individual objectives, Mr. Zublin received a cash bonus of $77,500. The Compensation Committee has reviewed all components of Mr. Zublin’s compensation, including salary, cash bonus, retention incentives and the value of other long-term incentives. Based on this review, the Compensation Committee concluded that the total compensation paid to Mr. Zublin in the aggregate is reasonable and not excessive.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation.   Section 162(m) of the United States Internal Revenue Code of 1986, as amended, (the “Code”) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1 million paid to the our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal 2006. Grants under the 2005 and 2006 Plans will not be subject to the deduction limitation.

Our policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintain competitive performance-based compensation that is aligned with strategic business objectives.

Respectfully submitted,
J. Michael Gullard
Alan B. Howe

Stock Price Performance

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock, based upon the market price of our common stock as reported by The Nasdaq Small Cap Market through December 16, 2004, and the OTC Bulletin Board through June 30, 2006,  with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Computer Index for the period from June 30, 2001 through June 30, 2006. Total stockholder return assumes $100.00 invested on July 1, 2001 in our common stock, the stocks represented in the Nasdaq Composite Index and the Nasdaq Computer Index, respectively. Total return assumes reinvestment of dividends; we have paid no dividends on our Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG DYNTEK, INC.,

NASDAQ COMPOSITE INDEX AND NASDAQ COMPUTER

ASSUMES $100 INVESTED ON JULY 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 30, 2006

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has elected to engage Marcum & Kliegman LLP, as independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2007, and recommends that stockholders vote “FOR” ratification of such appointment.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select Marcum & Kliegman LLP as our independent auditor, we believe such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Fees billed to us by Marcum & Kliegman LLP during the Fiscal Year Ended June 30, 2006 and June 30, 2005

The following is a summary of the fees billed to the Company by Marcum & Kliegman LLP for professional services rendered for the fiscal years ended June 30, 2006 and June 30, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$252,000	$260,000
Audit Related Fees	181,000	57,000
Tax Fees	39,000	35,000
All Other Fees	0	0
Total Fees	$472,000	$352,000

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s financial statements.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations related to the Sarbanes-Oxley Act and consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

All Other Fees.   We were not billed fees for other professional services in fiscal 2006 or fiscal 2005.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

The Audit Committee of the Board of Directors pre-approves on an annual basis the audit, audit-related, tax and other non-audit services to be rendered by DynTek’s accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. To the extent that our management believes that a new service or the expansion of a current service provided by the our accountants is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to our engagement of the accountants to render such services. No non-audit services were approved by the Audit Committee pursuant to Rule 2-01, paragraph (c)(7)(i)(C) of SEC Regulation S-X during the fiscal year ended June 30, 2006.

The Audit Committee approved 100% of the services provided by Marcum & Kliegman LLP described above. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum & Kliegman LLP has audited our financial statements annually since May 2003. Representatives of Marcum & Kliegman LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year.

Vote Required

Ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007 will require the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR ratification of the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending June 30, 2007.

Audit Committee Report

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any such filing.

Marcum & Kliegman LLP served as the Company’s independent public accountants for the year ended June 30, 2006 and has been the Company’s independent public accountants since May 2003.

Among its functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent public accountants, Marcum & Kliegman LLP. The Audit Committee also examined with the independent public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public accountant’s examination of the consolidated financial statements.

Marcum & Kliegman LLP also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with Marcum & Kliegman LLP its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent public accountants is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted,
J. Michael Gullard
Alan B. Howe

PROPOSAL NO. 3

APPROVAL OF THE 2006 NONQUALIFIED STOCK OPTION PLAN

At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the 2006 Nonqualified Stock Option Plan (the “2006 Plan”), which will permit us to grant nonqualified stock options (“NQSOs”) to qualified employees, officers, directors, consultants and other service providers. In June 2006, the Board approved the 2006 Plan so as to enable us to attract, retain and reward eligible participants under the 2006 Plan and strengthen the mutuality of interests between management, employees and our stockholders. Together with our 2005 Stock Incentive Plan, as amended (the “2005 Plan”), the 2006 Plan is intended to form the foundation of our overall incentive compensation program.

A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is included as Appendix A attached to this proxy statement and incorporated herein by reference.

Summary of the 2006 Plan

Purpose.   The purposes of the 2006 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

Shares Reserved for Issuance.   We have outstanding options to purchase shares of our common stock under individual option agreements, the 1994 Data Systems Stock Option Plan, as amended (the “1994 Plan”), the 2001 Employee Incentive Stock Plan, as amended (the “2001 Plan”), the 2005 Plan, and the 2006 Plan. All NQSOs granted under the 2006 Plan to date are subject to obtaining stockholder approval of the 2006 Plan.

All of the outstanding options granted under the individual option agreements, 1994 Plan, 2001 Plan, 2005 Plan and 2006 Plan will remain outstanding and subject to the provisions of the applicable agreement and plan until they are either exercised or expire in accordance with their respective terms. No options have been issued under either of the 1994 Plan or 2001 Plan since the adoption of the 2005 Plan. If the 2006 Plan is approved by the stockholders, we will continue to issue stock options under each of the 2005 and 2006 Plans, respectively.

The number of shares of Common Stock that may be issued under the 2006 Plan shall be equal to 11,790,672 shares, subject to adjustment. For purposes of this limitation, in the event that (a) all or any portion of any option granted under the 2006 Plan can no longer under any circumstances be exercised, or (b) any shares of common stock are reacquired by us, then the shares of common stock allocable to the unexercised portion of such option or the shares so reacquired shall again be available for grant or issuance under the 2006 Plan.

In the event that the outstanding shares of common stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to the 2006 Plan, the number and kind of shares and the price per share subject to outstanding option agreements, and the limit on the number of shares that may be issued to any individual or entity that holds an option under the 2006 Plan (such individual or entity a “Participant,” or collectively, the “Participants”).

Administration.   Authority to control and manage the operation and administration of the 2006 Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

The Administrator has full authority to, among other things, establish rules and regulations for the proper administration of the 2006 Plan, to select the employees, consultants and directors to whom NQSOs are granted, and to set the date of grant, the exercise price and the other terms and conditions of the NQSOs, consistent with the terms of the 2006 Plan, and to modify outstanding NQSOs as provided in the 2006 Plan.

The Board of Directors may from time to time alter, amend, suspend or terminate the 2006 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any NQSO theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 2006 Plan will terminate on June 15, 2016.

Eligibility.   The 2006 Plan provides that NQSOs may be granted to employees, officers, directors, consultants, and other service providers of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an “Affiliated Company”), as may be determined by the Administrator. In no event may any individual be granted NQSOs under the 2006 Plan for more than 5,000,000 shares of our common stock in any one calendar year.

The actual number of individuals who will receive NQSOs cannot be determined in advance because the Administrator has discretion to select the Participants. Nevertheless, as of September 30, 2006, 5 officers and directors of the Company and approximately 152 other employees were eligible to participate in the 2006 Plan.

Terms of Options.   As discussed above, the Administrator determines many of the terms and conditions of the NQSOs granted under the 2006 Plan. Each NQSO is evidenced by any agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2006 Plan):

•       Vesting and Exercisability:   NQSOs become vested and exercisable, as applicable, within such periods as determined by the Administrator and as set forth in the related stock option agreement, provided that an NQSO granted to an employee who is not an officer, a director or consultant of the Company must vest at a rate of at least twenty percent (20%) per year over a period of five (5) years from the date of grant, subject to reasonable conditions such as continued employment. NQSOs granted under the 2006 Plan must expire no later than ten years from the date of grant.

•       Exercise Price:   The exercise price per share of common stock covered by each NQSO shall be determined by the Administrator, subject to the following:  (the exercise price of an NQSO shall not be less than 100% of fair market value on the date the NQSO is granted. However, an NQSO may be granted with an exercise price lower than that set forth in the preceding sentence if such NQSO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

•       Method of Exercise:   Payment of the exercise price may be made, in the discretion of the Administrator, in cash, by check, by delivery of shares of our common stock, by any combination of the foregoing methods of payment or by any other consideration or method of payment as shall be permitted by the 2006 Plan and applicable corporate law.

•       Termination of Service:   NQSOs cease vesting on the date of termination of service or the death or disability of the optionee. NQSOs granted under the 2006 Plan generally expire one month after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 6 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause, the optionee’s NQSOs will expire upon termination.

•       Change of Control:   In the event of a change in control of DynTek (as defined in the 2006 Plan), vesting of NQSOs will accelerate automatically unless the NQSOs are to be assumed by the acquiring or successor entity (or parent thereof) or substituted for by such entity with new options or other incentives with such terms and provisions as the Administrator in its discretion may consider equitable. If NQSOs are assumed or replaced with new options or other incentives by an acquiring or successor entity (or parent thereof), then the NQSOs shall accelerate and become fully vested if the optionee is terminated under certain circumstances within a specified period of time (as provided in option agreements) following a change in control. However, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing NQSOs in such change in control.

•       Transfer Restrictions:   NQSOs are nontransferable, other than by will and the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by the Code.

New Plan Benefits.   Future grants of stock options to eligible Participants are discretionary. At this time, therefore, the benefits that may be received by our executive officers, directors and other employees if our stockholders approve the 2006 Plan cannot be determined. In addition, because the value of stock issuable to our non-employee directors under the 2006 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2006 Plan.

Summary of Federal Income Tax Consequences of the 2006 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2006 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Non-qualified Stock Options.   No taxable income is recognized by an optionee upon the grant of a NQSO. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Tax Withholding.   We shall have the power to withhold, or require a Participant to remit to us, an amount sufficient to satisfy any applicable federal, state, and local tax withholding requirements with respect to any NQSOs exercised under the 2006 Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of common stock to which the Participant is entitled as a result of the exercise of an NQSO, or (b) delivering to us shares of common stock owned by the Participant. The shares of common stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their fair market value as of the date of measurement of the amount of income subject to withholding.

Equity Compensation Plan Information

The following table provides information, as of June 30, 2006, relating to our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	230,166	$5.33	3,175,775
Equity compensation plans not approved by security holders	—	—	11,790,672 (2)
Total	230,166	$5.33	14,966,447

(1)          Options to purchase 66,000 shares of common stock held by Mr. Robert Webber, our former Chief Financial Officer, and options to purchase 8,000 shares of common stock held by Mr. Casper Zublin, Jr. were cancelled on September 30, 2005. The cancellation of such options reduced the number of securities to be issued upon exercise of outstanding options and increase the number of securities available by 74,000 shares.

(2)          These shares relate to the shares reserved for issuance under the 2006 Plan. All stock options granted under the 2006 Plan remain subject to the Company obtaining stockholder approval of the 2006 Plan.

Vote Required

To be adopted, Proposal No. 3 must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2006 PLAN.

Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the proposal to approve Proposal No. 3.

PROPOSAL NO. 4

TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-20

Our board of directors has proposed amending Article IV of our certificate of incorporation to give the Board the discretion to effect a reverse split of our issued and outstanding shares of common stock by a ratio of 1-for-20. The full text of the proposed amendment, which is included as Appendix B, is attached to this proxy statement and incorporated herein by reference.

The reverse split would be effected by providing that, upon the effective date, each 20 shares of outstanding common stock would become one new share of common stock. Further, each option or warrant to purchase 20 shares of common stock will become an option or warrant to purchase one new share of common stock. The rights and privileges of the holders of the common stock will be substantially unaffected by the reverse split. If adopted, we will file the proposed amendment with the Secretary of State of the State of Delaware promptly if and after the Board determines to effectuate the reverse split, and the amendment will become effective upon the effective date set forth in the amendment.

On the Record Date, 56,054,526 shares of common stock were issued and outstanding. If the Board of Directors were to determine to implement the reverse split immediately following the Record Date, the reverse split would reduce the number of issued and outstanding shares of the common stock to 2,802,726 post-reverse split shares. The reverse split will not affect stockholders’ equity, which will remain substantially unchanged. The reverse split itself will not affect the number of total authorized shares, which will remain at 460,000,000 shares.

Purpose of the Reverse Stock Split

The purpose of authorizing the reverse stock split is to maximize the flexibility of the Board of Directors in addressing market-related issues affecting the Company’s capitalization. It is not possible, at this time, to predict future market conditions or the future trading prices of our shares. Accordingly, a vote in favor of the reverse stock split proposal will be a vote for approval for vesting the Board with the authority to effectuate the reverse split if and when it deems it to be advisable and in the best interests of our stockholders. On the other hand, under this proposal, the Board also would have the discretion to abandon the reverse stock split, if market or other conditions make its implementation, in the judgment of the Board, inadvisable. However, the authority of the Board to implement the reverse stock split will terminate if the reverse stock split is not effectuated by the date of the Company’s 2007 Annual Meeting of Stockholders.

A reverse stock split may have the following beneficial effects:

•       A reverse stock split may broaden the market for the common stock and any resulting anticipated increased price level could encourage interest in the common stock.

•       A higher stock price may help the Company attract and retain employees and other service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of the common stock, this increase may enhance the Company’s ability to attract and retain employees and service providers.

•       A higher stock price may assist the Company in meeting initial listing requirements should it attempt in the future to list its stock on NASDAQ or the American Stock Exchange.

Risks Associated with the Reverse Stock Split

If the reverse stock split is approved by the stockholders, and if the Board determines to implement the reverse split, there are certain risks associated with the reverse stock split.

While the Board of Directors believes that the common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our common stock to become less liquid, which could have an adverse effect on the price of our common stock.

The market price of our common stock and the Company’s stockholder equity is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. Factors that may cause the Company’s stockholder equity and the market price of our common stock to decline include:  (a) changes in general economic conditions in the markets in which the Company may compete and fluctuations in demand in the information technology industry; (b) the ability of the Company to sustain historical margins as the industry changes; (c) increased competition; (d) increased costs; (e) loss or retirement of key members of management; and (f) increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management. In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described from time-to-time in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission.

Effects of the Reverse Stock Split

The par value of our common stock will remain at $0.0001 a share following the reverse split, and the number of common shares outstanding will be reduced. As a consequence, the aggregate par value of the outstanding shares will be reduced, while the aggregate capital in excess of par value, for statutory and accounting purposes, will be increased.

If the reverse split is approved, the per share information and the average number of shares outstanding, as presented in our previously issued consolidated financial statements and other publicly available information, would be restated following the effective date to reflect the reverse split.

If the reverse split proposal is approved without any further action on our part or on the part of our stockholders, each 20 shares of the issued and outstanding common stock would be automatically convened into one share of our new common stock. In addition, each option and warrant to purchase 20 shares of the old common stock would become an option and warrant to purchase one share of our new common stock.

No fractional shares of the new common stock will be issued to any stockholder if the Board determines to effect the reverse split. Instead, a stockholder who would hold fractional shares as a result of this reverse split would be entitled to receive in lieu of such shares their cash equivalent, which is calculated as the number of old shares which would become fractional multiplied by the stock price as reported on the OTC Bulletin Board 5 days before the effective date of the reverse split. We believe that the cost of purchasing such fractional shares would be nominal. No interest is payable on the cash in lieu of fractional share amounts.

As soon as is practicable after the effective date, we will send a letter of transmittal to each stockholder of record as of the effective date for use in transmitting certificates representing shares of our common stock to our transfer agent. The letter of transmittal will contain instructions for the surrender of certificates representing shares of the old common stock to the transfer agent in exchange for certificates representing the number of shares of the new common stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the transfer agent. Upon proper completion and execution of the above, stockholders will receive a new certificate or certificates representing the number of whole shares of the new common stock such stockholder now holds.

Provided certificates representing shares of the new common stock are issued in the same name as certificates representing shares of the common stock surrendered for exchange, no service charges or taxes will be payable by stockholders in connection with the exchange of certificates and all such costs will be borne by the Company.

No stockholder’s interest will be completely eliminated by the reverse split. No officer, director, associate or affiliate of us shall derive any material benefit from the reverse split other than those that would be enjoyed by any other person who holds the same number of shares.

Federal Tax Consequences of Reverse Stock Split

NO RULING FROM THE UNITED STATES INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

If effected, we believe that the reverse stock split will qualify as a tax-free recapitalization under U.S. tax law for us and our stockholders. If, under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, the reverse split qualifies as a recapitalization, a stockholder of ours who exchanges his, her or its shares of old common stock for shares of new common stock will recognize no gain or loss as a result of the reverse split for federal tax purposes except for cash received in lieu of fractional shares. A stockholder’s aggregate tax basis in his, her or its shares of the new common stock would be the same as their aggregate tax basis in the old common stock. The holding period of shares of the new common stock would include the holding period of shares of the old common stock.

A stockholder who receives cash in lieu of fractional shares will be treated for tax purposes as if we had issued fractional shares to him and he had immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and their basis in the stock allocable to the fractional shares. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term capital gain or loss to the extent that the stockholder’s holding period of their stock exceeds 12 months.

Vote Required

The affirmative vote of stockholders holding not less than a majority of our issued and outstanding shares of Common Stock is required to approve Proposal No. 4.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE

BOARD OF DIRECTORS THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-20.

Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the proposal to approve Proposal No. 4.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Irvine, California

October 27, 2006

APPENDIX A

DYNTEK, INC.
2006 NONQUALIFIED STOCK OPTION PLAN

The 2006 STOCK OPTION PLAN (the “Plan”) is hereby established by Dyntek, Inc., a Delaware corporation (the “Company”), and adopted by its Board of Directors as of the 15th day of June, 2006.

ARTICLE 1

PURPOSES OF THE PLAN

Purposes.   The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company through the grant of nonqualified stock options and thereby have an interest in the success and increased value of the Company. Notwithstanding anything in this Plan to the contrary, all Option Agreements, as defined herein, must be structured to satisfy the exemption requirements applicable to nonqualified stock options regarding Section 409A of the Code, as defined herein, as set forth in any proposed, temporary or final regulations or other official guidance that is published by the Internal Revenue Service from time to time (the “Official Guidance”), as determined by the Company in its sole discretion. In the absence of an applicable exemption, all Option Agreements must be structured to satisfy the requirements of Section 409A of the Code and the Official Guidance.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1   “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2   “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively and any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of:  (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Change in Control” means:

(a)   The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)   A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)    A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)   The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)    The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6   “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 6.1 hereof.

2.7   “Common Stock” means the Common Stock, par value $0.0001, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8   “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.9   “Effective Date” means the date on which the Plan was adopted by the Board, as set forth on the first page hereof.

2.10   “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.11   “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.12   “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)   If the Common Stock is then listed or admitted to trading on a Nasdaq market system, a stock exchange or over-the-counter market that reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system, principal stock exchange or over-the-counter market on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system, such exchange or over-the-counter market on the next preceding day on which a closing sale price is reported.

(b)   If the Common Stock is not then listed or admitted to trading on a Nasdaq market system, a stock exchange or over-the-counter market that reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on which the Common Stock is then listed on the date of valuation.

(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.13   “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.14   “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.15   “Option” means any option to purchase Common Stock granted pursuant to the Plan that is not an Incentive Option.

2.16   “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.17   “Optionee” means any Participant who holds an Option.

2.18   “Participant” means an individual or entity that holds an Option granted pursuant to the Plan.

2.19   “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

ARTICLE 3

ELIGIBILITY

3.1   Options.   Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Options under the Plan.

3.2   Limitation on Shares.   In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds Five Million (5,000,000) shares, subject to adjustment as to the number of shares pursuant to Section 4.2 hereof.

ARTICLE 4

PLAN SHARES

4.1   Shares Subject to the Plan.   The number of shares of Common Stock that may be issued under the Plan shall be equal to Eleven Million Seven Hundred Ninety Thousand Six Hundred Seventy Two (11,790,672) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

4.2   Changes in Capital Structure.   In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5

OPTIONS

5.1   Option Agreement.   Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option and the Exercise Price per share. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

5.2   Exercise Price.   The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, but in no event shall the Exercise Price of an Option be less than 100% of Fair Market Value of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3   Payment of Exercise Price.   Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d)  the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.4   Term and Termination of Options.   The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

5.5   Vesting and Exercise of Options.   Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator. An Option granted to an employee who is not an officer, a director or Consultant of the Company must vest at a rate of at least twenty percent (20%) per year over a period of five (5) years from the date of grant, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination for any reason other than Cause, and that the Optionee shall have the right to exercise the Option for at least six (6) months if such termination was due to the death or Disability of the Optionee. For purposes of the foregoing, the term “Cause” shall have the same meaning specified in the applicable Stock Option Agreement.

5.6   Nontransferability of Options.   No Option shall be assignable or transferable except by will or the laws of descent and distribution and during the life of the Optionee shall be exercisable only by such Optionee.

5.7   Rights as Stockholder.   An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.8   Unvested Shares.   The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock provided that the Company retains the right to repurchase, at the exercise price paid per share, any or all of those unvested shares if the Optionee’s service to the Company terminates before all the shares become vested. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right. The Company’s right to repurchase set forth herein shall lapse at a rate of no less than twenty percent (20%) of such unvested shares per year over five (5) years from the date the Option was granted (without respect to the date the Option was exercised or became exercisable) and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within ninety (90) days of termination of the Optionee’s employment (or in the case of shares issued upon exercise after the date of the Optionee’s termination of employment, within ninety (90) days after the date of exercise).

ARTICLE 6

ADMINISTRATION OF THE PLAN

6.1   Administrator.   Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

6.2   Powers of the Administrator.   In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which Options shall be granted, the number of shares to be represented by each Option and the consideration to be received by the Company upon the exercise of such Options, (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; (g) to accelerate the vesting of any Option,; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

6.3   Limitation on Liability.   No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 7

CHANGE IN CONTROL

7.1   Change in Control.   In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a)   Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives, as defined in Section 7.1(b) below, are to be issued in exchange therefore, as provided in subsection (b) below.

(b)   Vesting of outstanding Options shall not accelerate if and to the extent that:  (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefore pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefore, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

(c)    If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefore pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

(d)   If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between:  (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e)    The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 7.1(a)—7.1(d) above.

(f)    Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)    If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 8

AMENDMENT AND TERMINATION OF THE PLAN

8.1   Amendments.   The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Options that give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

8.2   Plan Termination.   Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Option Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 9

TAX WITHHOLDING

9.1   Withholding.   The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 10

MISCELLANEOUS

10.1   Benefits Not Alienable.   Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.2   No Enlargement of Employee Rights.   This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

10.3   Application of Funds.   The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

10.4   Annual Reports.   During the term of this Plan, the Company will furnish, at least annually, to each Participant who does not otherwise receive such materials, copies of all reports, financial statements, proxy statements and other communications that the Company distributes generally to its stockholders.

APPENDIX B

CERTIFICATE OF AMENDMENT OF THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Mark E. Ashdown certifies that:

1.     He is the duly elected and acting Chief Financial Officer of DynTek, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the “Corporation”).

2.     That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Four, subsection A of the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a paragraph thereto, which such paragraph will appear as the last paragraph of Article Four, subsection A and shall read as follows:

“Upon the effectiveness of this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, every twenty (20) shares of the Corporation’s issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation’s Common Stock, par value $0.0001 per share.”

3.     That thereafter, the foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by a majority of the outstanding stock entitled to vote thereon at the Corporation’s Annual Meeting of Stockholders held on December 14, 2006 in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the of the State of Delaware.

4.     That the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation shall be effective as of                            , 200   .

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Corporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the forgoing as true and under penalty of perjury this          day of                        , 200    .

Mark E. Ashdown
Chief Financial Officer

B-1

DYNTEK, INC.

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 14, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of Stockholders of DynTek, Inc., to be held on December 14, 2006. Any Stockholder has the right to appoint as his proxy a person (who need not be a stockholder) other than any person designated below, by inserting the name of such other person in another proper form of proxy.

The undersigned, a stockholder of DynTek, Inc. (the “Corporation”), hereby revoking any proxy hereinbefore given, does hereby appoint Casper Zublin, Jr. and Mark E. Ashdown, or either of them, as the undersigned’s proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders to be held on December 14, 2006 at the Corporation’s executive offices, 19700 Fairchild Road, Suite 350, Irvine, California 92612, at 10:00 a.m., local time and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DYNTEK, INC.

December 14, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/   Please detach along perforated line and mail in the envelope provided.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1.	Election of Directors: The following individuals have been nominated to serve on the Corporation’s board of directors.		2.	Rratification of the appointment of Marcum & Kliegman LLP as our independent accountants for the fiscal year ending June 30, 2007.	☐	☐	☐
		NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	Casper Zublin, Jr. J. Michael Gullard Alan B. Howe	3.	Approval of the Company’s 2006 Nonqualified Stock Option Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				FOR	AGAINST	ABSTAIN
4.

Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to give the Board of Directors the authority to effect a reverse stock split of the Company’s outstanding Common Stock by a ratio of 1-for-20.

					☐	☐	☐
					FOR	AGAINST	ABSTAIN
5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Anual Meeting or any adjournment thereof. Such discretionary authority granted to the proxies shall specifically include the right to vote in favor of adjournment of the Annual Meeting until such time as sufficient votes necessary to take either or both of the actions called for under Proposal 1, Proposal 2, Proposal 3, and Proposal 4 have been received and cast therefor.

					☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •			THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors requests that you fill in the date and sign the Proxy and return it in the enclosed envelope.

IF THE PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DAY WHICH IT WAS MAILED BY THE CORPORATION.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.